SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             VISUAL DATA CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
                    ---------------------------------------
                    (State of incorporation or organization)

                                   65-0420146
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

              1600 S. DIXIE HIGHWAY, SUITE 3A, BOCA RATON, FL 33432
              -----------------------------------------------------
               (Address of principal executive offices)(Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box [ ].

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(b)of the Act:

                      TITLE OF EACH CLASS TO BE REGISTERED
                                      NONE
                      ------------------------------------

                         NAME OF EACH EXCHANGE ON WHICH
                         EACH CLASS IS TO BE REGISTERED
                      ------------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $.0001 PER SHARE
                    ----------------------------------------
                                (Title of class)

                    REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                    -----------------------------------------
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

         A description of the Registrant's securities are hereby incorporated by reference to the Registrant's Registration Statement on Form SB-2, File No. 333-18819.

Item 2. Exhibits.

3(i)(a) Articles of Incorporation are hereby incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333-18819) as filed with the Securities and Exchange Commission on December 26, 1996.

3(i)(b) Articles of Amendment to the Articles of Incorporation dated July 26, 1993 are hereby incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333- 18819) as filed with the Securities and Exchange Commission on December 26, 1996.

3(i)(c) Articles of Amendment to the Articles of Incorporation dated January 17, 1994 are hereby incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333- 18819) as filed with the Securities and Exchange Commission on December 26, 1996.

3(i)(d) Articles of Amendment to the Articles of Incorporation dated October 11, 1994 are hereby incorporated by reference to the Exhibit of the same number included in the Registrant's Registration Statement on Form SB-2 (Registration No. 333- 18819) as filed with the Securities and Exchange Commission on December 26, 1996.

3(i)(e) Articles of Amendment to the Articles of Incorporation dated March 21, 1995 are hereby incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333- 18819) as filed with the Securities and Exchange Commission on December 26, 1996.

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


3(i)(f) Articles of Amendment to the Articles of Incorporation dated October 31, 1995 are hereby incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333- 18819) as filed with the Securities and Exchange Commission on December 26, 1996.

3(i)(g) Articles of Amendment to the Articles of Incorporation dated May 23, 1996 are hereby incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333- 18819) as filed with the Securities and Exchange Commission on December 26, 1996.

3(iii) By-Laws of the Company are hereby incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333-18819) as filed with the Securities and Exchange Commission on December 26, 1996.

4(c) Specimen Common Stock Certificate is hereby incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333-18819) as filed with the Securities and Exchange Commission on June 10, 1997.

4(d) Specimen Common Stock Purchase Warrant is hereby incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333-18819) as filed with the Securities and Exchange Commission on June 10, 1997.

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


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Visual Data Corporation

Date: July 15, 1997                    By: /s/ RANDY S. SELMAN
                                          --------------------
                                          Randy S. Selman,
                                          President
                                          and Chief Executive Officer


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